Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS FIRST QUARTER

FISCAL 2006 RESULTS

DALLAS (June 7, 2006) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported results for its first quarter ended April 30, 2006.

The Company reported revenue of $27.2 million and a net loss of $34,000, or $0.00 per share for the first quarter of 2006 as compared to revenue of $30.1 million and net income of $1.5 million, or $0.06 per diluted share for the fourth quarter of 2005.

During each of the three month periods ended April 30, 2006 and January 31, 2006, the Company recorded amortization associated with certain acquisition-related intangible assets of approximately $1.5 million.  Additionally, the Company recorded stock option expense of approximately $382,000 during the three month period ended April 30, 2006. Excluding the aforementioned items, non-GAAP net income for the three months ended April 30, 2006 was $1.9 million, or $0.08 per diluted share, as compared with non-GAAP net income of $3.0 million, or $0.12 per diluted share, for the three months ended January 31, 2006.

“While our first quarter revenue and net income were down from the previous quarter, we remain confident about our full year outlook” said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. “We have experienced some notable wins with our new payments solutions and are optimistic about their future success. Our new cash and cash logistics solutions are developing traction in the marketplace and we believe this momentum will continue as the value proposition of these products is further validated. Additionally, we are encouraged by the demand for our consulting offerings, which further validates our industry recognized thought leadership position.”

Carreker has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude both the amortization of acquisition-related intangibles and stock option expense. These adjustments to Carreker’s GAAP results are made with the intent of providing useful information to management and investors regarding Carreker’s underlying operational results and performance in the marketplace. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States. A reconciliation of GAAP to non-GAAP results for the three month periods ended April 30, 2006 and January 31, 2006, respectively, is as follows:

($ in 000s, other than per share figures)	Three Months ended April 30, 2006	Three Months ended Jan. 31, 2006
GAAP Net Income (Loss)	$(34)	$1,467

Stock Option Expense	$382	$—

Amortization of Acquisition-related Intangible Assets	$1,505	$1,505

Non-GAAP Net Income	$1,853	$2,972

Diluted net income per share on a GAAP basis	$0.00	$0.06

Stock Option Expense	$0.02	$—

Amortization of Acquisition-related Intangible Assets	$0.06	$0.06

Diluted net income per share on a Non-GAAP basis	$0.08	$0.12

Business Outlook

Carreker anticipates revenue growth during the 2006 fiscal year due to the availability and anticipated acceptance of several new products and service offerings, which were developed during 2005, as well as new products and services expected to be introduced in 2006.  Overall annual revenue growth is anticipated to be in the latter half of the year due to various factors including the timing of revenue realization in our RevE business segment as well as a lengthened decision cycle and longer timelines for implementation and customer acceptance associated with certain new products. Consistent with our last guidance given on May 2, the Company expects that revenue and net income (loss) for the second quarter of fiscal 2006 will be down from the corresponding quarter in fiscal 2005 but believes that it will achieve improved revenue and net income in fiscal 2006 as compared to fiscal 2005. The Company also believes that it is well positioned for improved profitabliity in fiscal 2007 as a result of anticipated revenue growth, ongoing cost containment efforts, and the decrease in scheduled amortization expense associated with certain acquisition-related intangible assets.

Conference Call

Carreker’s management will host a conference call and live Web cast today, Wednesday, June 7, 2006, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the first quarter of fiscal year 2006. At that time, the Company will provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 9828415.  Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com. A replay of the call will be available from Wednesday June 7, 2006 at 2:00 p.m. Eastern Time to Wednesday, June 14, 2006 at 11:59 p.m. Eastern Time.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 9828415.  An archived version of the Web cast will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com.

Forward Looking Statements

Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products, the impact of the recent restatement of the Company’s consolidated financial statements and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Risk Factors” in the Company’s most recent Form 10-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Lisa Peterson, Executive Vice President

and CFO

(972) 371-1454 PH

(972) 458-2567 FX

Email: lpeterson@carreker.com

Gary Samberson, SVP, Treasury, Risk Management and Investor Relations

(972) 371-1590 PH

(972) 458-2567 FX

Email: gsamberson@carreker.com

CARREKER CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Q1	Q4
	2006	2005

Revenues:
Consulting	$8,558	$8,704
Software license	2,557	5,814
Software maintenance	10,752	9,732
Software implementation and other services	4,135	4,846
Outsourcing services	510	320
Out-of-pocket expense reimbursements	733	680
Total revenues	27,245	30,096

Cost of revenues:
Consulting	4,872	4,299
Software license	1,840	2,443
Software maintenance	3,172	3,210
Software implementation and other services	3,076	3,117
Outsourcing services	476	477
Out-of-pocket expenses	774	804
Total cost of revenues	14,210	14,350
Gross profit	13,035	15,746

Operating costs and expenses:
Selling, general and administrative	10,780	11,839
Research and development	2,205	2,136
Amortization of customer relationships	350	350
Restructuring and other charges	—	15
Total operating costs and expenses	13,335	14,340
Income (loss) from operations	(300)	1,406

Other income (expense):
Interest income	271	221
Interest expense	(105)	(106)
Other income	200	96
Total other income, net	366	211
Income before provision for income taxes	66	1,617
Provision for income taxes	100	150
Net income (loss)	$(34)	$1,467
Basic earnings (loss) per share	$0.00	$0.06
Diluted earnings (loss) per share	$0.00	$0.06
Shares used in computing basic earnings (loss) per share	23,916	23,911
Shares used in computing diluted earnings (loss) per share	23,916	24,122

CARREKER CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)
ASSETS

	April 30,	January 31,
	2006	2006

Current assets
Cash and cash equivalents	$34,822	$29,684
Marketable securities	5,900	4,700
Accounts receivable, net of allowance of $571 and $601 at April 30, 2006 and January 31, 2006, respectively	9,957	12,225
Prepaid expenses and other current assets	2,491	2,940
Total current assets	53,170	49,549

Property and equipment, net of accumulated depreciation of $23,643 and $23,050 at April 30, 2006 and January 31, 2006, respectively	6,217	5,947
Capitalized software costs, net of accumulated amortization of $14,009 and $13,686 at April 30, 2006 and January 31, 2006, respectively	2,965	2,761
Acquired developed technology, net of accumulated amortization of $21,548 and $20,393 at April 30, 2006 and January 31, 2006, respectively	4,152	5,307
Goodwill, net of accumulated amortization of $3,405 at April 30, 2006 and January 31, 2006	20,765	20,765
Customer relationships, net of accumulated amortization of $6,883 and $6,533 at April 30, 2006 and January 31, 2006, respectively	1,517	1,867
Deferred loan costs, net of accumulated amortization of $1,639 and $1,571 at April 30, 2006 and January 31, 2006, respectively	68	136
Other assets	795	793
Total assets	$89,649	$87,125

Current liabilities
Accounts payable	$1,103	$1,168
Accrued compensation and benefits	5,302	6,153
Other accrued expenses	3,635	4,608
Income tax payable	110	220
Deferred revenue	23,218	19,151
Accrued merger and restructuring costs	247	334
Total current liabilities	33,615	31,634

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value: 2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 100,000 shares authorized; 25,367 and 25,319 shares issued at April 30, 2006 and January 31, 2006, respectively	254	254
Additional paid-in capital	112,938	112,316
Accumulated deficit	(53,882)	(53,848)
Less treasury stock, at cost: 648 and 641 common shares at April 30, 2006 and January 31, 2006, respectively	(3,276)	(3,231)
Total stockholders’ equity	56,034	55,491
Total liabilities and stockholders’ equity	$89,649	$87,125